SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Beverly Hills Bancorp Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

November     , 2008

Dear Stockholder:

You are cordially invited to attend a Special Meeting of Stockholders of Beverly Hills Bancorp Inc. The Special Meeting will be held at 10:00 a.m. Pacific Time on Tuesday, December 23, 2008, at the law offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, California.

We enclose the Notice of a Special Meeting, Proxy Statement and form of proxy. At the Special Meeting, you will be asked to approve an amendment to our Certificate of Incorporation that will authorize 10,000,000 shares of preferred stock, par value $.01 per share, authorize our Board of Directors to determine the designations, powers, preferences, voting and other rights, with respect to such shares, and authorize an increase in the number of the Company’s authorized shares of common stock from 30,000,000 shares to 40,000,000 shares.

The Proxy Statement contains important information concerning the matters to be voted on at the Special Meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the Special Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

William D. King
Chairman of the Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU

INTEND TO BE PRESENT AT THE SPECIAL MEETING.

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Tuesday, December 23, 2008

at the law offices of TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

TO THE STOCKHOLDERS OF BEVERLY HILLS BANCORP INC.:

A Special Meeting of Stockholders of Beverly Hills Bancorp Inc. (the “Company”) will be held at 10:00 a.m. on Tuesday, December 23, 2008, at the law offices of TroyGould PC, 1801 Century Park East, Suite 1600, Los Angeles, California. The Special Meeting will be held for the following purposes:

1. To amend the Company’s Certificate of Incorporation to, among other things:

(a) authorize 10,000,000 shares of preferred stock, par value $.01 per share;

(b) authorize the Company’s Board of Directors to determine the designations, powers, preferences, voting and other rights, with respect to such shares; and

(c) authorize an increase in the number of authorized shares of common stock, par value $.01 per share, from 30,000,000 shares to 40,000,000 shares; and

2. To consider and transact such other business as may properly come before the Special Meeting and at any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE TO APPROVE THE PROPOSALS.

Only stockholders of record as of the close of business on November 18, 2008 will be entitled to notice of and to vote at the Special Meeting.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE SPECIAL MEETING.

By Order of the Board of Directors,

Carol Schardt
Secretary

November     , 2008

Calabasas, California

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Tuesday, December 23, 2008

at the law offices of TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beverly Hills Bancorp Inc. (the “Company” or “BHBC”) for use at the Special Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, December 23, 2008, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of Special Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ proxy that you may use to indicate your vote on the matters to be submitted to the stockholders at the meeting.

This Proxy Statement and the accompanying form of Proxy were mailed to stockholders commencing on or about November     , 2008.

VOTING RIGHTS AND PROXIES

Record Date and Outstanding Shares

Only stockholders of record at the close of business on November 18, 2008, the record date, will be entitled to notice of and to vote at the Special Meeting. On November 18, 2008, the Company had 18,787,094 shares of common stock outstanding and approximately 64 stockholders of record (including brokers holding the Company’s stock in street name for others). The common stock is the only outstanding class of capital stock of the Company.

Quorum and Voting

A majority of all outstanding shares of common stock entitled to vote at the Special Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting.

Each share of common stock is entitled to one vote on the matter to be considered at the Special Meeting. To approve the amendment to the Certificate of Incorporation, stockholders holding a majority of the outstanding shares of the common stock at the close of business on the record date must vote “FOR” the approval of the amendment. Accordingly, failing to vote or abstaining from voting will have the same effect as a vote against the amendment. Broker non-votes will also have the same effect as a vote against the amendment, but they will be counted for the purpose of determining whether a quorum exists at the Special Meeting.

Proxies

Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the Special Meeting, or any adjournment or postponement thereof, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such shares will be voted “FOR” the approval of the amendment to the Company’s Certificate of Incorporation. All proxies voted “FOR” the approval of the amendment of the Certificate of Incorporation, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the Special Meeting for the purpose of soliciting additional proxies or otherwise.

The Board of Directors is not currently aware of any business to be acted upon at the Special Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Special Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by (i) submitting a new proxy card with a later date, (ii) delivering written notice to the Secretary of the Company before the date of the Special Meeting stating that you are revoking your proxy, or (iii) attending the Special Meeting and voting your shares in person. Attendance at the Special Meeting will not, in itself, constitute the revocation of your proxy.

Shares held in Street Name

If your shares are held in street name, you must provide instructions to your brokerage firm by voting your proxy. If you hold your shares in street name, you must request a legal proxy from your brokerage firm in order to vote at the Special Meeting if you attend and desire to vote in person.

Costs of Solicitation

Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. The Company will pay the entire cost of soliciting proxies under this Proxy Statement and will reimburse banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such persons.

Any written revocation of your Proxy or other related communications in connection with this Proxy Statement, and requests for additional copies of this Proxy Statement or the form of proxy, should be addressed to Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. If you have any questions or need further assistance in voting your shares, please call Ms. Schardt at (818) 223-8084.

Appraisal Rights

There are no appraisal rights associated with the actions to be taken at the Special Meeting.

APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

(Item No. 1 on the Proxy)

The Board of Directors is asking the stockholders to approve an amendment to the Company’s Certificate of Incorporation. The Certificate of Incorporation currently in effect authorizes the Company to issue up to 30,000,000 shares of a single class of stock, the “common stock.” The amendment would authorize the Company to issue up to 10,000,000 shares of an additional class of stock, designated “preferred stock,” and would increase the number of authorized shares of common stock from 30,000,000 shares to 40,000,000 shares. Pursuant to the amendment, the full text of the Article IV of the Certificate of Incorporation would be amended and restated to read as follows:

The Corporation is authorized to issue two classes of shares, to be designated “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is Fifty Million (50,000,000) shares. The number of shares of Common Stock that the Corporation shall have authority to issue is Forty Million (40,000,000) shares, and the par value of each share of Common Stock is one Cent ($0.01). The total number of shares of Preferred Stock the Corporation shall have the authority to issue is Ten Million (10,000,000) shares, and the par value of each share of Preferred Stock is one Cent ($0.01). The Preferred Stock may be issued from time to time in one or more series.

The Board of Directors of the Corporation is authorized to determine the number of series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon the Preferred Stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

Purpose of the Amendment

The Company and its banking subsidiary First Bank of Beverly Hills (the “Bank”), currently meet all regulatory capital requirements, and the Bank is “well capitalized” under applicable banking regulations. However, the weak economy and deteriorating real estates values have resulted in an increase in the Company’s loan loss provisions and an increase in the Company’s non-performing assets. If the Bank becomes less than “well capitalized,” it would be subject to increasing regulatory examination and supervision, it would be prohibited from accepting deposits from brokers without regulatory approval and would likely have to pay higher rates to attract deposits accounts. Because weak economic conditions may continue or worsen in the foreseeable future, the Board of Directors believes that it may be desirable to obtain additional capital through the sale of equity securities so that the Bank would remain “well capitalized” at all times, and intends to pursue opportunities to raise capital.

The proposed amendment would authorize an additional class of capital stock designated “preferred stock.” The preferred stock could be issued in one or more series and could contain the rights, preferences and privileges fixed by the Board of Directors from time to time. This will provide the Board with greater flexibility in attracting equity capital, as it will be able to authorize one or more series of preferred stock with rights, preferences and privileges more attractive to investors than the Company’s common stock.

If the amendment is approved by the stockholders, the Board of Directors will have the power, without further action by the holders of the common stock, to designate the relative rights and preferences of one or more series of preferred stock, and to issue the preferred stock in one or more series as designated by the Board of Directors. The Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, except as may be required by applicable law.

The proposed amendment would also authorize 10,000,000 additional shares of common stock. As of November 18, 2008, 18,787,094 shares of common stock were issued and outstanding, and approximately 51,668 shares of the Company’s common stock were reserved for issuance upon the exercise of outstanding options. Accordingly, the Company has approximately 11,161,238 authorized shares of common stock that are currently unissued and unreserved. The Company’s shares of common stock have no preemptive rights.

As discussed above, the Company may raise additional capital through the sale of equity securities. During the month of October, the sales prices for the Company’s common stock ranged from a low of $.50 to a high of $1.29. At the sales prices in that range, the Company would be required to issue a substantial number of shares of common stock to raise any meaningful amount of capital. Furthermore, additional shares of common stock may need to be reserved for issuance upon conversion or exercise of other securities issued by the Company. The preferred stock authorized by the proposed amendment may include provisions to convert such shares of preferred stock into shares of common stock, or the Company may decide to sell warrants that would allow the purchaser to purchase shares of common stock at a later time. Unless the Certificate of Incorporation is amended to increase the number of shares of common stock the Company is authorized to sell, the Company may not have sufficient authorized shares of capital stock available for the foregoing purposes.

The proposed amendment also deletes the prohibition under existing Article IV that the Corporation may not issue nonvoting equity securities. The Board of Directors believes that it may be beneficial to the Corporation and its stockholders to issue nonvoting equity securities, such as preferred stock with no or limited voting rights.

Current Plans to Issue Preferred Stock and/or Common Stock

The Company has no present agreement, arrangement, plan or understanding with respect to the issuance of any shares of preferred stock or the additional shares of common stock.

Possible Adverse Effects of Amendment on Common Stockholders

The proposed authorization of preferred stock and additional shares of common stock will not have any immediate effect on the rights of existing stockholders. However, to the extent that the authorized shares of preferred stock or common stock are issued in the future, they will decrease the existing stockholders percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

The designation of rights and preferences in any future issuances of preferred stock could include preferences to the common stock as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the future earnings per share or book value per share of the outstanding shares of common stock. Several series of preferred stock may be issued in varying circumstances and, accordingly, dividend, liquidation, or redemption requirements pursuant to rates set by the Board upon each such issuance may vary widely from series to series. The dividend obligations to the preferred holders may be substantial and restrict the payment of dividends to the common stockholders. In addition, if any series of the preferred stock is convertible into shares of common stock, such conversion may result in further dilution of the equity of holders of common stock.

Furthermore, the issuance of preferred stock in the future could have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights and powers, including voting rights, of the existing holders of the common stock.

The rights, preferences and privileges of any series of preferred stock will depend on market conditions, economic conditions and the financial condition and prospects of the Company at the times when the series may be created.

Vote Required for Approval

The amendment must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote at the Special Meeting. The amendment to the Certificate of Incorporation will not be effective unless and until filed with the Secretary of State of the State of Delaware.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the proposed amendment to the Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of November 18, 2008, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. As of November 18, 2008, there were 18,787,094 shares outstanding.

Name, Title and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Wilshire 19, LLC(2)	1,538,800		8.2%
Namco Financial, Inc. (2)
Ezri Namvar(2)
12121 Wilshire Boulevard, Suite 1400 Los Angeles, CA 90025
Dimensional Fund Advisors LP	1,507,422	(3)	8.0%
1299 Ocean Avenue Santa Monica, CA 90401
Robert H. Kanner	1,096,668		5.8%
3830 Kelley Avenue Cleveland, OH 44114
Directors and executive officers:
Larry B. Faigin	167,550		0.9%
Howard Amster	1,586,512	(4)	8.4%
23811 Chagrin Boulevard #200 Beachwood, OH 44122
Stephen P. Glennon	549,789		2.9%
Kathleen L. Kellogg	10,000		*
William D. King	51,250		*
Takeo K. Sasaki	5,928		*
Annette J. Vecchio	7,040		*
Bryce W. Miller	7,059		*
Craig W. Kolasinski	60,000		*
All directors and executive officers as a group (9 persons)	2,445,128	(4)	13.0%

*	Less than 1%
(1)	Amounts include shares that may be acquired upon exercise of stock options vesting at or within 60 days after November 18, 2008.
(2)	These beneficial owners have shared voting and dispositive power with respect to 1,538,800 shares. The same address applies to all three entities.
(3)	Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds. However, all shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.
(4)	Includes 50,000 shares that may be acquired upon the exercise of options.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the Special Meeting and does not intend to bring any other matters before the Special Meeting. However, if any other matters properly come before the Special Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Assuming the 2009 Annual Meeting of Stockholders is held within 30 days of October 30, 2009, in order to be eligible for inclusion in the Company’s Proxy Statement and proxy card for the 2009 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than May 20, 2009 (or 120 days before the date the proxy statement for this year’s Annual Meeting is mailed to stockholders). In addition, the Company’s Bylaws provide that for business to be properly brought before an annual meeting by a stockholder, whether or not included in the proxy statement, the stockholder must have given notice not less than 50 days nor more than 75 days prior to the meeting, provided, however, that in the event that less than 65 days notice of the date of the meeting is given to stockholders, notice by the stockholder must be received not later than 10 days after such notice of the date of the annual meeting was mailed. If the 2009 Annual Meeting of Stockholders is held on October 30, 2009, a stockholder proposal will be considered untimely if it is not received by September 9, 2009 (assuming more than 65 days notice of the meeting date was given to stockholders). In any case, in order for such stockholder proposals to be eligible to be brought before the stockholders at the 2009 Annual Meeting of Stockholders, the stockholder submitting such proposals also must comply with the procedures required by the Company’s Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s Proxy Statement.

If the Company determines to change the date of the 2009 Annual Meeting of Stockholders more than 30 days from October 30, 2009, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2009 Annual Meeting of Stockholders in order to allow stockholders an opportunity to make proposals in accordance with the rules and regulations of the SEC.

HOUSEHOLDING OF INFORMATION

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of information statements, proxy statements and annual reports either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Carol Schardt, Secretary, at Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302, the Company will provide a separate copy of information statements, proxy statements and annual reports.

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE SPECIAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE SPECIAL MEETING IS ON TUESDAY, DECEMBER 23, 2008. PLEASE RETURN YOUR PROXY IN TIME.

BEVERLY HILLS BANCORP INC. PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 23, 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Beverly Hills Bancorp Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, and hereby appoints Larry B. Faigin and William D. King, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of Beverly Hills Bancorp Inc. to be held on December 23, 2008, at 10:00 a.m. Pacific time, at the law offices of Troy Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF

BEVERLY HILLS BANCORP INC.

DECEMBER 23, 2008

AMERICAN STOCK TRANSFER C/O BEVERLY HILLS BANCORP INC. 6201 15th AVENUE BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Beverly Hills Bancorp Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Beverly Hills
Bancorp Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BHBAN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEVERLY HILLS BANCORP INC.	For	Against

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

1. To approve the amendment to the Certificate of Incorporation	☐	☐

2. To transact such other business as may properly come before the Special Meeting of Stockholders and at any postponements or adjournments thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date	Signature [PLEASE SIGN WITHIN BOX]	Date